SCHEDULE 14A
                    Proxy Statement Pursuant to Section 14(a)
            of the Securities Exchange Act of 1934 (Amendment No. __)


Filed by the Registrant                     [ ]

Filed by a Party other than the Registrant  [x]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to ss. 240.14a-12

                                Time Warner Inc.

                (Name of Registrant as Specified In Its Charter)

                                Icahn Partners LP
                          Icahn Partners Master Fund LP
                       American Real Estate Partners, L.P.
                                  Carl C. Icahn
                          Franklin Mutual Advisers, LLC
                                JANA Partners LLC
                             JANA Master Fund, Ltd.
                          S.A.C. Capital Advisors, LLC
                         S.A.C. Capital Associates, LLC
                              Frank J. Biondi, Jr.

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:

     On February 6, 2006, Carl C. Icahn issued a press release announcing his engagement by Istithmar Media Investments Ltd., pursuant to which Icahn will provide certain financial and strategic advice to Istithmar in connection with its economic exposure to Time Warner Inc. common stock. A copy of the press release is filed herewith as Exhibit 2.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, AMERICAN REAL ESTATE PARTNERS, L.P., FRANKLIN MUTUAL ADVISERS, LLC, JANA PARTNERS LLC, JANA MASTER FUND, LTD., S.A.C. CAPITAL ADVISORS, LLC, S.A.C. CAPITAL ASSOCIATES, LLC, FRANK J. BIONDI, JR. AND CERTAIN OF THEIR RESPECTIVE AFFILIATES FROM THE STOCKHOLDERS OF TIME WARNER INC. FOR USE AT ITS ANNUAL MEETING WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF TIME WARNER INC. AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT
HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN EXHIBIT 1 HERETO.

                                                                       EXHIBIT 1
                                                                       ---------


                                  PARTICIPANTS


     The participants in the solicitation of proxies (the "Participants") include the following: Icahn Partners LP ("Icahn Partners"), Icahn Partners Master Fund LP ("Icahn Master"), American Real Estate Partners, L.P. ("AREP"), Mr. Carl C. Icahn, Mr. Vincent J. Intrieri, Mr. Keith A. Meister, Mr. Nick Graziano, Franklin Mutual Advisers, LLC ("FMA"), Mr. Michael Embler, Ms. Mandana Hormozi, Mr. Peter Langerman, JANA Partners LLC ("JANA Partners"), JANA Master Fund, Ltd. ("JANA Master"), Mr. Barry Rosenstein, S.A.C. Capital Advisors, LLC ("SAC Advisors"), S.A.C. Capital Associates, LLC ("SAC Associates"), Mr. Steven
A. Cohen,  Mr. David L. Older,  Mr. Drew E.  Gillanders and Mr. Frank J. Biondi,
Jr.

     Icahn Partners, Icahn Master and AREP (collectively, the "Icahn Parties") are entities controlled by Carl C. Icahn. Carl C. Icahn is a principal of each of the Icahn Parties. Keith A. Meister, Nick Graziano and Vincent J. Intrieri are employees and/or officers or directors of one or more of the Icahn Parties. Each of Messrs. Icahn, Meister, Graziano and Intrieri may participate in soliciting proxies from Time Warner stockholders. Messrs. Meister, Graziano and Intrieri do not own beneficially any interest in securities of Time Warner, and will not receive any special compensation in connection with such solicitation.

     Franklin Mutual Advisers, LLC ("FMA") is an investment adviser to a number of investment companies which beneficially own common stock of Time Warner. Mr. Embler, Mr. Langerman and Ms. Hormozi are employees and/or officers of FMA who may also participate in soliciting proxies from Time Warner stockholders. Messrs. Embler and Langerman and Ms. Hormozi do not own beneficially any interest in securities of Time Warner, and will not receive any special compensation in connection with such solicitation.

     JANA Partners and JANA Master (collectively, the "JANA Parties") are entities controlled by Mr. Rosenstein and Gary Claar. Mr. Rosenstein may participate in soliciting proxies from Time Warner stockholders.

     SAC Advisors is controlled by Mr. Cohen. Pursuant to an investment agreement, SAC Advisors has investment and voting power with respect to the securities held by SAC Associates (together with SAC Advisors, the "SAC Parties"). Mr. Older is an employee of CR Intrinsic Investors, LLC, an affiliate of SAC Advisors, and Mr. Gillanders is an employee of SAC Advisors. Each of Messrs. Cohen, Older and Gillanders may participate in soliciting proxies from Time Warner stockholders. Messrs. Older and Gillanders do not own beneficially any interest in securities of Time Warner, and will not receive any special compensation in connection with such solicitation.

     Frank J. Biondi, Jr. is a managing director of WaterView Advisors LLC, which serves as the investment manager for WaterView Partners, L.P., a private equity partnership. Mr. Biondi may participate in soliciting proxies from Time Warner stockholders.


                   Beneficial Ownership Table*
                   ---------------------------

                                Shares of          Percentage of
Name                          Common Stock          Outstanding
Icahn Parties (1)(6)           61,938,842              1.35%

FMA (2)(6)                     29,098,525              0.64%

JANA Parties (3)(6)            30,003,200              0.66%

SAC Parties (4)(6)             29,000,000              0.63%

Frank Biondi (5)(6)                25,200              0.0006%

     Total                    150,065,767              3.28%



* Details of beneficial ownership set forth in items (1), (2), (3), (4), (5) and
(6) below. Number of shares of Common Stock may include shares underlying call options. Percentages based on the 4,575,364,733 shares of Common Stock stated by Time Warner Inc. to be outstanding as of October 28, 2005 in its Quarterly Report on 10-Q filed with the SEC on November 2, 2005.


     (1) The Icahn Parties
         -----------------

     Icahn Partners is a Delaware limited partnership principally engaged in the business of investing in securities. Icahn Onshore LP ("Icahn Onshore") is a Delaware limited partnership primarily engaged in the business of acting as the general partner of Icahn Partners. CCI Onshore Corp. ("CCI Onshore") is a Delaware corporation primarily engaged in the business of acting as the general partner of Icahn Onshore. CCI Onshore is wholly owned by Mr. Icahn.

     Icahn Master is a Cayman Islands exempted limited partnership principally engaged in the business of investing in securities. Icahn Offshore LP ("Icahn Offshore") is a Delaware limited partnership primarily engaged in the business of acting as the general partner of Icahn Master. CCI Offshore Corp. ("CCI Offshore") is a Delaware corporation primarily engaged in the business of acting as the general partner of Icahn Offshore. CCI Offshore is wholly owned by Mr. Icahn.

     AREP is a publicly-traded Delaware master limited partnership engaged in a variety of businesses, including rental real estate, real estate development, hotel and resort operations, hotel and casino operations, oil and gas exploration and production, home fashions and investments in equity and debt securities. American Property Investors, Inc. ("API") is a Delaware corporation primarily engaged in the business of acting as the general partner of AREP. Beckton Corp. ("Beckton") is a Delaware corporation primarily engaged in the business of holding the stock of API. Beckton is wholly owned by Mr. Icahn.

     Carl C. Icahn is a principal of the Icahn Parties. Through his ownership of CCI Onshore, CCI Offshore and Beckton, Mr. Icahn indirectly controls the Icahn Parties. Vincent J. Intrieri, Nick Graziano and Keith A. Meister are employees and/or officers or directors of one or more of the Icahn Parties and various other entities controlled by Mr. Icahn.

     Mr. Icahn, through his control of the Icahn Parties, is the indirect beneficial owner of 61,938,842 shares (including shares underlying call options) of common stock ("Common Stock") of Time Warner, which represents approximately 1.35% of outstanding shares of Common Stock as of the date hereof.

     Icahn Master is the direct beneficial owner of 28,314,472 shares (including shares underlying call options) of the Common Stock, Icahn Partners is the direct beneficial owner of 21,321,580 shares (including shares underlying call options) of the Common Stock and AREP is the direct beneficial owner of 12,302,790 shares of the Common Stock (including shares underlying call options). Icahn Offshore, as the general partner of Icahn Master, and CCI Offshore, as the general partner of Icahn Offshore, are each indirect beneficial owners of the shares of Common Stock directly owned by Icahn Master. Icahn Onshore, as the general partner of Icahn Partners, and CCI Onshore, as the general partner of Icahn Onshore, are each indirect beneficial owners of the shares of Common Stock directly owned by Icahn Partners. API, as the general partner of AREP, and Beckton, as the sole stockholder of API, are each indirect beneficial owners of the shares of Common Stock directly owned by AREP. Carl C. Icahn, as the sole stockholder of each of CCI Offshore, CCI Onshore and Beckton, is the indirect beneficial owner of the shares of Common Stock directly owned by Icahn Master, Icahn Partners and AREP.

     (2) The Franklin Parties
         --------------------

     FMA is a Delaware limited liability company registered as an investment advisor with the U.S. Securities and Exchange Commission. Pursuant to advisory contracts with each of its investment company clients, FMA has sole investment and voting discretion over the shares of the Common Stock of Time Warner beneficially owned by its advisory funds. FMA is a subsidiary of Franklin Resources, Inc., a publicly-listed global investment organization operating as Franklin Templeton Investments.

     Michael Embler is Chief Investment Officer and Senior Vice President of FMA. Mandana Hormozi is a research analyst for FMA. Peter Langerman is president and CEO of FMA and chairman of Franklin Mutual Series Funds Inc., whose funds comprise the majority of assets managed by FMA.

     FMA, through its control of the shares owned by its advisory funds, may be deemed to be the beneficial owner of 29,098,525 shares (including shares underlying call options) of Time Warner, which represents approximately 0.64% of outstanding shares of Common Stock as of the date hereof.

     (3) The JANA Parties
         ----------------

     JANA Partners is a Delaware limited liability company principally engaged in the business of making investments. JANA Master is a Cayman Islands exempted company principally engaged in the business of making investments. JANA Partners serves as the investment manager to JANA Master and a separate managed account. Barry Rosenstein is the founder and managing partner of JANA Partners.

     JANA Master is the direct beneficial owner of 28,450,012 shares (including shares underlying call options) of Common Stock, which represents approximately 0.62% of outstanding shares of Common Stock as of the date hereof. In addition, a separate account managed by JANA Partners is the direct beneficial owner of 1,553,188 shares (including shares underlying call options) of Common Stock, which represents approximately 0.034% of outstanding shares of Common Stock as of the date hereof. As the investment manager of JANA Master and the managed account, JANA Partners may be deemed to be an indirect beneficial owner of the 30,003,200 shares of Common Stock directly beneficially owned by JANA Master and the managed account. As the managing partner of JANA Partners, Mr. Rosenstein may be deemed to be an indirect beneficial owner of such shares.

     (4) The SAC Parties
         ---------------

     SAC Advisors is a Delaware limited liability company principally engaged in the business of serving as investment manager to private investment funds, including SAC Associates. SAC Associates is a private investment fund that is an Anguillan limited liability company. Steven A. Cohen is a principal of SAC Advisors. David L. Older is an employee of CR Intrinsic Investors, LLC, an affiliate of SAC Advisors, and Drew E. Gillanders is an employee of SAC Advisors.

     SAC Associates is the direct beneficial owner of 29,000,000 shares of Common Stock, which represents approximately 0.63% of outstanding shares of Common Stock as of the date hereof. SAC Advisors, as investment manager to SAC Associates, may be deemed to be the indirect beneficial owner of such shares. Mr. Cohen, through his control of SAC Advisors, may also be deemed to be an indirect beneficial owner of such shares.

     (5) Frank J. Biondi, Jr.
         --------------------

     Frank J. Biondi, Jr. is a managing director of WaterView Advisors LLC, which serves as the investment manager for WaterView Partners, L.P., a private equity partnership. Mr. Biondi is the beneficial owner of 25,200 shares (including shares held in an estate-planning trust) of Common Stock, which represents approximately 0.0006% of outstanding shares of Common Stock as of the date hereof.

     (6) Additional Information
         ----------------------

     In addition, the Icahn Parties, FMA, the JANA Parties, the SAC Parties, Mr. Biondi and certain of their respective affiliates may each be deemed to be a member of a "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), which group beneficially owns 150,065,767 shares (including shares underlying call options) of Common Stock, representing approximately 3.28% of outstanding shares of Common Stock as of the date hereof. However, neither the fact of this filing nor anything contained herein shall be deemed to be an admission by any of (i) the Icahn Parties that they are the beneficial owners of shares of Common Stock beneficially owned by Franklin, the JANA Parties, the SAC Parties or Frank Biondi, (ii) Franklin that they are the beneficial owners of shares of Common Stock beneficially owned by the Icahn Parties, the JANA Parties, the SAC Parties or Frank Biondi, (iii) the JANA Parties that they are the beneficial owners of shares of Common Stock beneficially owned by the Icahn Parties, Franklin, the SAC Parties or Frank Biondi, (iv) the SAC Parties that they are the beneficial owners of shares of Common Stock beneficially owned by the Icahn Parties, Franklin, the JANA Parties or Frank Biondi, or (v) Frank Biondi that he is the beneficial owner of shares of Common Stock beneficially owned by the Icahn Parties, Franklin, the JANA Parties or the SAC Parties.

                                                                       EXHIBIT 2
                                                                       ---------

                              FOR IMMEDIATE RELEASE


             ICAHN AFFILIATE RETAINED BY ISTITHMAR MEDIA INVESTMENTS
                       TO ADVISE ON TIME WARNER INVESTMENT


New York, February 6, 2006 - Carl Icahn announced today that Istithmar Media Investments Ltd. ("IMI") has retained Icahn Institutional Services LLC ("IIS"), an entity wholly owned by Mr. Icahn, to serve as the investment advisor to IMI with respect to IMI's economic exposure to shares of Time Warner Inc. ("TWX") common stock that IMI has announced that it intends to acquire pursuant to certain financial arrangements into which IMI intends to enter. The agreement, which provides that it is to become effective on the date that IMI acquires its intended economic exposure to TWX shares, further provides that IIS will, when requested by IMI, consult with IMI with respect to the businesses and operations of TWX and the strategy that Mr. Icahn and his affiliates are employing with respect to their proposals for TWX, and advise IMI with respect to its economic exposure to TWX common stock.

Pursuant to the agreement, IIS's services will be advisory only. All decisions relating to IMI's investments (including all determinations as to the acquisition, disposition, holding or voting of any securities that IMI may acquire) will be made solely by IMI. IIS will have no power or authority, and will have no responsibility or obligation, to make any investment, voting or other decision on IMI's behalf with respect to any securities. The agreement will remain in effect, subject to certain early termination provisions, until July 1, 2006. In consideration of IIS's investment advisory services under the agreement, IMI will pay to IIS a fee based upon any profits earned by IMI in respect of its economic exposure to TWX common stock, a portion of which fee will be paid by IIS to an affiliate of Island Capital Group LLC. There is no contract, agreement, understanding or relationship, written or oral, between IMI and IIS or Mr. Icahn with respect to voting, acquisition, disposition, holding or investment power over any shares of TWX.

Mr. Icahn stated: "I look forward to advising Istithmar with respect to Time Warner and hope their investment will be successful."

For additional information, please contact:
Susan Gordon
Icahn Associates Corp.
(212) 702-4309

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, AMERICAN REAL ESTATE PARTNERS, L.P., FRANKLIN MUTUAL ADVISERS, LLC, JANA PARTNERS LLC, JANA MASTER FUND, LTD., S.A.C. CAPITAL ADVISORS, LLC, S.A.C. CAPITAL ASSOCIATES, LLC, FRANK J. BIONDI, JR. AND CERTAIN OF THEIR RESPECTIVE AFFILIATES FROM THE STOCKHOLDERS OF TIME WARNER INC. FOR USE AT ITS ANNUAL MEETING WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF TIME WARNER INC. AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT
HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN EXHIBIT 1 TO THE SCHEDULE 14A FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY ICAHN PARTNERS LP ON FEBRUARY 6, 2006.